Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

May 2, 2016

TO THE INVESTMENT COMMUNITY:1

On May 2, 2016, the Ohio electric utility operating companies of FirstEnergy Corp. (FE), Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company (collectively The Ohio Companies), filed an Application for Rehearing and supporting testimony with the Public Utilities Commission of Ohio (PUCO) regarding their Stipulated Electric Security Plan (ESP IV).

Today’s filing further supports a strategic focus on regulated operations and better positions the Ohio Companies to preserve economic security for Ohio customers. This Letter provides a summary of the filing.

Background

The PUCO approved, with modifications, the ESP IV on March 31, 2016, in Case No.14-1297-EL-SSO. Supporting documents are available at www.puco.ohio.gov. The ESP IV is scheduled to begin on June 1, 2016, and represents a comprehensive plan to stabilize retail prices for customers, address future volatility and retail price increases, and promote economic development and job retention efforts in the state.

The ESP IV, as originally proposed, included an Economic Stability Program that relied upon a Purchase Power Agreement (PPA) between the Ohio Companies and affiliate FirstEnergy Solutions Corp. (FES), which is the subject of a complaint before the Federal Energy Regulatory Commission (FERC) in Case No. EL16-34-000. On April 27, 2016, FERC issued an Order rescinding the existing affiliate waiver between the Ohio Companies and FES as it applies to the PPA, precluding implementation of the PPA on June 1, 2016. FE is currently developing its response, which is due to FERC by May 27, 2016.

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1Please see the Forward-looking Statements at the end of this Letter.

Major Provisions

Today’s Application for Rehearing proposes a change to the Economic Stability Program by modifying Rider RRS, which will provide even greater benefits to customers through reduced risk while maintaining the value of ESP IV and continue safeguarding customers against volatile and rising electric prices and future market risks. The ESP IV also continues to provide customers the benefits of market-based pricing, economic development, and prudent use of natural resources through increased energy efficiency, use of renewable power and reduced emissions from power plants. The modified structure of Rider RRS is designed to be solely within PUCO jurisdiction and relies on retail ratemaking mechanisms that do not utilize a PPA, and also preserves the PUCO’s finding of $256 million in projected customer savings over the 8-year term of the ESP IV. This proposal, pending PUCO approval, would allow the Ohio Companies to begin providing these comprehensive benefits to customers on June 1, 2016.

As originally approved, Rider RRS charges and credits would be based in part on a PPA under which the Ohio Companies would purchase the output of two FES plants, W.H. Sammis and Davis-Besse, as well as a FES entitlement to generation units operated by the Ohio Valley Electric Corporation (collectively The Plants). The Ohio Companies would sell this output into the wholesale market, and Rider RRS would reflect the netting of the Ohio Companies’ contract cost (the payments to FES) and the revenues received.

As modified, the hedging function of Rider RRS will be provided directly by the Ohio Companies, and not through a PPA with FES, providing a more reliable hedge against increasing market prices by using the assumed costs of these Plants as a proxy for costs associated with fuel-diverse baseload generation assets. In comparison to the original Rider RRS, which would reconcile to actual Plant costs, the modified Rider RRS will not rely on or be affected by actual Plant costs. Instead of exposing customers to the risk of unexpected cost increases at the Plants that could be passed through Rider RRS, the modified Rider RRS fixes the cost side of the hedging mechanism.

The only proposed changes to the Rider RRS calculation are:

•	Actual costs will be replaced with the costs included in the ESP IV case

•	Actual generation output will be replaced with the generation output included in the ESP IV case, and

•	Actual capacity cleared in the PJM capacity market will be replaced with the capacity projected to clear that was included in the ESP IV case

The implementation of Rider RRS will be solely the responsibility of the Ohio Companies. There are no contracts or any other form of an agreement between the Ohio Companies and FES that would require the Ohio Companies to share the revenues or expenses of modified Rider RRS with FES.  This proposal was not designed to transfer regulated revenues to the competitive operations, including FES.

This proposal further strengthens the Ohio Companies and FE, and is consistent with FE’s focus on investments in regulated operations, including accelerating advancements in Ohio through the grid modernization plan included in ESP IV.

Today’s filing also includes a provision that permits the PUCO to initiate a proceeding to review a proportionate reduction in the charge/credit of Rider RRS if at least 3,200 MW of fuel diverse baseload generation, including 900 MW of nuclear resources, from plants that were built to serve Ohio customers, does not continue operating during the ESP IV period.

The Ohio Companies have discussed this proposal with Signatory Parties to the ESP IV stipulation, including PUCO Staff, and many have already expressed support for this proposal and remain supportive of the ESP IV. Others expressed no concerns, but have requested time to review the filing.

The Ohio Companies have requested the PUCO to set a procedural schedule as follows:

May 9, 2016 - Intervenor Pre-Filed Testimony
May 11, 2016 - Hearing
May 16, 2016 - Oral Arguments or Brief Filing
May 25, 2016 - Opinion and Order Issued by PUCO
May 26, 2016 - Ohio Companies File Rider RRS

Upcoming FirstEnergy Investor Event

Deutsche Bank Clean Tech, Utilities and Power Conference
May 9-10, 2016
New York City

If you have any questions, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, Gina Caskey, manager of Investor Relations at (330) 384-3841, or Rey Jimenez, manager of Investor Relations at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj_________
Irene M. Prezelj
Vice President
Investor Relations

Forward-looking Statements

This letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV (ESP IV) in Ohio, specifically the order issued by the Federal Energy Regulatory Commission (FERC) that rescinds the waiver regarding the Electric Security Plan IV Purchase Power Agreement (ESP IV PPA) by and between FirstEnergy Solutions Corp. and The Cleveland Electric Illuminating Company, Ohio Edison Company, and The Toledo Edison Company, and other future rehearing requests, complaints or challenges that could impact the ESP IV and the ESP IV PPA; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.